Exhibit 10.1

EXECUTION VERSION

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”) is made effective as of January 30, 2023 (the “Effective Date”), by and between Stoneridge, Inc., an Ohio corporation (the “Company”), and Jonathan DeGaynor (“DeGaynor”).

RECITALS

WHEREAS, DeGaynor currently serves as the President and Chief Executive Officer of the Company pursuant to the Employment Agreement, dated March 16, 2015, by and between the Company and DeGaynor, as amended pursuant to Amendment No. 1 to the Employment Agreement, dated February 23, 2021, by and between the Company and DeGaynor (together, the “Employment Agreement”);

WHEREAS, DeGaynor has determined that it is in the best interests of the Company and DeGaynor to resign as President and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company (the “Board”);

WHEREAS, DeGaynor has certain institutional knowledge and customer relationships that are important to the operation of the Company Group (as defined below); and

WHEREAS, the Company and DeGaynor (each a “Party” and, collectively, the “Parties”) each desire to enter into this Agreement to set forth the Parties’ agreement as to the transition of DeGaynor’s position of President and Chief Executive Officer of the Company in connection with DeGaynor’s resignation from employment with the Company and the appointment of an interim chief executive officer of the Company (such individual, the “Interim Chief Executive Officer”).

NOW, THEREFORE, in consideration of the foregoing, the mutual promises and the covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Resignation Date. DeGaynor’s employment with the Company and its affiliates within the meaning of Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended (collectively, the “Company Group”) shall cease effective as of 5:00 PM EST on the Effective Date (such time, the “Resignation Time” and, such date, the “Resignation Date”). Effective as of the Resignation Time, DeGaynor acknowledges and agrees that DeGaynor shall be deemed to have resigned from all positions DeGaynor holds as a director, officer or employee with respect to the Company Group and agrees to execute all further documents reasonably necessary or appropriate to further memorialize any or all such resignations.

2.Consulting Period. DeGaynor and the Company agree that DeGaynor shall serve as a consultant to the Company Group, in accordance with the terms of this Agreement. The consulting period shall commence on the day immediately following the Resignation Date (the “Consulting Period Commencement Date”) and shall continue through the six (6)-month anniversary of the Consulting Period Commencement Date, unless earlier terminated (a) by reason of DeGaynor’s death or Permanent Disability (as defined below), (b) by DeGaynor upon not less than ten (10) days’ prior notice to the Company or (c) by the Company for Cause (as defined below) with immediate effect (such period, the “Consulting Period” and the final day of the Consulting Period, the “Consulting Period Termination Date”). For purposes of this Agreement, “Cause” shall mean DeGaynor’s (i) misappropriation of funds from the Company;
(ii) conviction of a felony; (iii) commission of a crime or act or series of acts involving moral turpitude; (iv) commission of an act or series of acts of dishonesty that are materially inimical to the best interests of the Company; (v) breach of any material term of this Agreement or any policy of the Company during the Consulting Period, to the extent applicable; (vi) willful and repeated failure to perform the duties associated with DeGaynor’s position, as such duties are described in this Agreement, which failure has not been cured within thirty (30) days after the Company gives notice thereof to DeGaynor; or (vii) failure to cooperate with any Company investigation or with any investigation, inquiry, hearing or similar proceedings by any governmental authority having jurisdiction over DeGaynor or the Company; and “Permanent Disability” shall mean a permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

3.Consulting Services.

(a)During the Consulting Period, DeGaynor shall, as requested by the Interim Chief Executive Officer or a successor chief executive officer (the “Successor Chief Executive Officer”), as applicable, (i) transition his responsibilities as President and Chief Executive Officer to the Interim Chief Executive Officer or the Successor Chief Executive Officer, as applicable; and (ii) provide consulting and advisory services to the Company, which consulting and advisory services will include, among other things, maintaining the Company Group’s business and customer relationships, and the overall goodwill of the Company Group internally and externally by (A) attending meetings with key customers and the Interim Chief Executive Officer or the Successor Chief Executive Officer, along with any other employees of the Company Group asked to attend such meetings by the Interim Chief Executive Officer or Successor Chief Executive Officer, as applicable, to transition DeGaynor’s relationships with such key customers to the Interim Chief Executive Officer or the Successor Chief Executive Officer, as applicable, (B) attending meetings with key investor groups, the Interim Chief Executive Officer or the Successor Chief Executive Officer, as applicable, and the Chief Financial Officer to transition DeGaynor’s relationships with such investor groups to the Interim Chief Executive Officer or the Successor Chief Executive Officer, as applicable, and (C) supporting a positive internal message regarding DeGaynor’s transition for Company Group employees (collectively, the “Consulting Services”). To facilitate a consistent, smooth and orderly transition, all Consulting Services will be coordinated and approved by the Interim Chief Executive Officer or the Successor Chief Executive Officer, as applicable, and subject to the terms and conditions set by the Interim Chief Executive Officer or the Successor Chief Executive Officer, as applicable.

(b)During the Consulting Period, DeGaynor agrees to be reasonably available to provide Consulting Services to the Company on an as-needed basis and will respond to all inquiries promptly. DeGaynor may be requested to devote substantial business time to providing the Consulting Services initially; it is expected that his time commitment likely will diminish substantially over the course of the Consulting Period.

4.Compensation.

(a)Subject to DeGaynor’s execution and delivery of this Agreement and continued compliance with the Continuing Obligations (as defined below), the Company shall provide DeGaynor with the following payments and benefits (the payments and benefits described in this Section 4(a), collectively, the “Initial Payments and Benefits”):

(i)A monthly car allowance in the amount of $1,200.00, paid in arrears within ten (10) business days following the final day of each full calendar month of the Consulting Period;

(ii)Provided that DeGaynor timely elects to continue coverage for himself and/or his eligible dependents under the Company’s group health insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall pay the full monthly cost of such COBRA continuation coverage on DeGaynor’s behalf through the earlier of (A) the date that is twelve (12) months following the Resignation Date and (B) the date when DeGaynor becomes eligible to receive substantially equivalent health insurance coverage in connection with new employment (and DeGaynor agrees to notify the Company immediately if DeGaynor becomes eligible for any healthcare coverage through other employment and provide the terms of such coverage to the Company); and

(iii)Provided that DeGaynor timely elects to continue coverage under the Prudential life insurance policy currently provided through the Company, such coverage in an amount not to exceed $1,000,000.00, reimbursement of the premiums for such continued coverage at the rate that the Company currently pays on DeGaynor’s behalf for such coverage for a period of twelve (12) months following the Resignation Date in an amount not to exceed
$36,816.00, which reimbursement shall be payable in one lump sum within 10 business days following receipt by the Company’s Chief Human Resources Officer and Assistant General Counsel of an invoice from DeGaynor listing the premiums paid to date, which invoice is to be provided in July 2023.

(b)Subject to DeGaynor’s timely execution, delivery and non-revocation of Supplemental Release of Claims attached hereto as Exhibit A (the “Supplemental Release”) as set forth in Section 2(b) of the Supplemental Release and continued compliance with the Continuing Obligations, the Company shall provide DeGaynor with the following payments and benefits (the payments and benefits described in this Section 4(b), collectively, the “Supplemental Payments and Benefits”):

(i)A monthly consulting fee in the amount of $243,750.00, which will be prorated for any partial month in which the Consulting Services are rendered up to and including the Consulting Period Termination Date in an amount equal to the product of (A)
$243,750.00 and (B) a fraction, the numerator of which is the number of days beginning on the first day of the calendar month for which the Consulting Services were provided through and including the Consulting Period Termination Date and the denominator of which is the total number of days in the calendar month for which the Consulting Services were provided (each a “Supplemental Consulting Fee Payment” and, collectively, the “Supplemental Consulting Fee

Payments”), which Supplemental Consulting Fee Payments will paid in arrears within ten (10) business days following the final day of the full calendar month for which the Consulting Services were provided; provided that the first Supplemental Consulting Fee Payment shall include amounts due for the period beginning on the Consulting Period Commencement Date through the final day of the first full calendar month of the Consulting Period;

(ii)Up to $15,000.00 in legal fees, payable within thirty (30) business days following the last to occur of the following: (A) the Supplemental Release Effective Date (as defined in the Supplemental Release), (B) receipt by the Company’s Chief Human Resources Officer and Assistant General Counsel of an invoice from DeGaynor’s legal counsel, and (C) receipt by the Company’s Chief Human Resources Officer and Assistant General Counsel of a Form W-9 from DeGaynor’s legal counsel; and

(iii)Provided that the Consulting Period Termination Date has not occurred prior to March 9, 2023 for reasons described in Section 2(b) or Section 2(c), and notwithstanding anything to the contrary in the Company’s 2016 Long-Term Incentive Plan (the “LTIP”) or the 2020 Performance Share Grant Agreement, dated March 9, 2020, by and between DeGaynor and the Company (the “2020 Grant Agreement”), any unvested equity awards held by DeGaynor pursuant to the 2020 Grant Agreement as of the Resignation Date shall continue to vest through March 9, 2023 as if DeGaynor had remained employed by the Company through March 9, 2023.

(c)Prior to 4:00 PM EST on the date hereof, the Board shall authorize the grant of 40,000 shares pursuant to the grant agreement attached hereto as Exhibit B (the “2023 Grant Agreement”). Notwithstanding anything to the contrary in the 2023 Grant Agreement, subject to DeGaynor’s timely re-execution, delivery and non-revocation of the re-executed Supplemental Release as set forth in Section 2(c) of the Supplemental Release and continued compliance with the Continuing Obligations, and provided that the Consulting Period Termination Date occurs on the six (6)-month anniversary of the Consulting Period Commencement Date (or an earlier date in the event of DeGaynor’s death or Permanent Disability, as described in Section 2(a)), the shares granted pursuant to the 2023 Grant Agreement shall vest as of the Second Supplemental Release Effective Date (as defined in the Supplemental Release) or the date of DeGaynor’s death or Permanent Disability, as applicable (such shares, the “Supplemental Shares”).

(d)The Company Group shall not withhold any taxes from payments and benefits provided under this Agreement, other than with respect to the equity awards described in Section 4(b)(ii), and will report those payments and benefits on a Form 1099. The Company acknowledges and agrees that it has a tax withholding obligation with respect to the equity awards described in Section 4(b)(ii) and that any reportable income with respect to such equity awards shall be reflected on DeGaynor’s Form W-2. DeGaynor acknowledges and agrees that DeGaynor shall be solely responsible for the payment of all taxes with respect to those payments and benefits reported on a Form 1099.

(e)The Company Group shall reimburse DeGaynor for DeGaynor’s reasonable out-of-pocket expenses incurred in connection with the Consulting Services in accordance with the Company Group’s existing expense reimbursement procedures. Following the end of the Consulting Period and the removal of all Confidential Information (as defined below), DeGaynor may retain the computer, iPad and cell phone provided to him by the Company.

(f)Except as expressly set forth herein, and notwithstanding anything to the contrary in the LTIP, the 2020 Grant Agreement, the 2021 Performance Share Grant Agreement, dated March 8, 2021, by and between DeGaynor and the Company, the 2022 Performance Shares Grant Agreement, dated March 14, 2022, by and between DeGaynor and the Company, and any other grant agreement between DeGaynor and the Company (collectively, the “Grant Agreements”), any unvested equity awards as of the Resignation Date will not continue to vest during the Consulting Period and will be forfeited.

5.Status as Independent Contractor.

(a)DeGaynor and the Company understand and acknowledge that DeGaynor’s relationship with the Company during the Consulting Period shall solely be that of an independent contractor and nothing in this Agreement creates a partnership, joint venture or any employer-employee relationship between DeGaynor, on the one hand, and the Company or any of the other members of the Company Group, on the other hand. During the Consulting Period, no member of the Company Group, nor any agent, representative, officer, or employee thereof, shall have the authority to, nor shall it, supervise, direct or control the manner, means, details or methods utilized by DeGaynor to perform the Consulting Services.

(b)During the Consulting Period, DeGaynor may hold himself out to third parties as a “Senior Advisor” of the Company.

(c)Except as expressly set forth herein, DeGaynor acknowledges and agrees that he shall not be eligible to participate in and waives any claims he may have to any type of benefits offered to employees of the Company or any other member of the Company Group.

6.Release of Claims. DeGaynor, for himself and for his heirs, personal representatives, executors, administrators, successors and assigns, hereby forever releases, remises and discharges voluntarily, the Company, together with all of the Company’s past and present owners, parents, subsidiaries, and affiliates, together with each of their members, officers, directors, investors, partners, managers, employees, agents, representatives and attorneys, and each of their subsidiaries, affiliates, estates, predecessors, successors, and assigns (each, individually, a “Company Releasee” and, collectively, the “Company Releasees”) from any and all claims, claims for relief, demands, actions, causes of action, rights, charges, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of any kind or description whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected (collectively, “Claims”) which DeGaynor or DeGaynor’s heirs, personal representatives, executors, administrators, successors and assigns ever had, now has or may hereafter claim to have by reason of any matter, cause or thing whatsoever: (a) arising from the beginning of time up to the date DeGaynor executes this Agreement, including, but not limited to any such Claims (i) arising out of or relating in any way to DeGaynor’s employment relationship with the Company or any other Company Releasee, (ii) arising out of or relating to tort, fraud or defamation, and (iii) arising under any federal, state or local statute or regulation, including, without limitation, the Civil Rights Acts of 1866 and 1964, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, Title 4112 of the Ohio Revised Code, the Ohio Equal Pay Statute, the Ohio Wage Payment Anti-Retaliation Statute, the Ohio Whistleblower's Protection Act, the Ohio Workers' Compensation Anti- Retaliation Statute, the Michigan Elliott-Larsen Civil Rights Act, the Michigan Persons with Disabilities Civil Rights Act, Michigan’s Payment of Wages and Fringe Benefits Act, the Michigan Whistleblowers' Protection Act, the Bullard-Plawecki Employee Right to Know Act, the Michigan Occupational Safety and Health Act, the Michigan Social Security Number Privacy Act, and the Michigan Internet Privacy Protection Act, all as amended and including all of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; (b) arising out of or relating to the termination of DeGaynor’s employment with the Company or any other Company Releasee; or (c) arising under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company or any other Company Releasee and DeGaynor, including, without limitation, the Employment Agreement and the Grant Agreements; provided, however, that, notwithstanding the foregoing, nothing contained in this Section 6 shall in any way diminish or impair: (v) any rights DeGaynor may have to vested benefits under employee benefit plans; (w) DeGaynor’s ability to bring proceedings to enforce this Agreement; (x) any Claims DeGaynor may have that cannot be waived under applicable law, such as unemployment benefits, workers’ compensation and disability benefits; (y) any rights DeGaynor may have to bring any Claims for indemnification under the Indemnification Agreement, dated March 30, 2015, by and between DeGaynor and the Company (the “Indemnification Agreement”), or (z) DeGaynor’s entitlement to all unpaid base salary through the Resignation Date.

7.Restrictive Covenants.

(a)During the Consulting Period and for a period of twenty-four (24) months after the Consulting Period Termination Date, DeGaynor shall not, directly or indirectly:

(i)Own, or control or participate in the ownership, or control of, or in a competitive capacity be employed or engaged by or in a competitive capacity otherwise affiliated or associated as a consultant, independent contractor or otherwise with the following competitors: Continental, Bosch, Mekra Lang, CTS Corporation, GHSP, Kongsberg Automotive, ZF Friedrichshafen AG, Motherson Sumi Systems, Ficosa Corporation, Magna International Inc., Clarience Technologies, Methode Electronics Inc., and Gentex Corporation; provided, however, that the ownership of not more than one percent (1%) of any class of publicly traded securities of any entity shall not be deemed a violation of this covenant;

(ii)Without the prior written consent of the Company, on his own behalf or on behalf of any person or entity, directly or indirectly, hire or knowingly solicit the employment of any employee who has been employed by the Company or its subsidiaries at any time during the six (6) months immediately preceding such date of such hiring or solicitation; or

(iii)Solicit, divert or entice away or attempt to solicit, divert or entice away the business or patronage of any individual or entity who is a customer, or known prospective customer of the Company (excluding members of DeGaynor’s immediate family) or otherwise interfere or attempt to interfere with any transaction, agreement, prospective agreement, business opportunity or business relationship in which the Company is involved.

(b)DeGaynor agrees that, at all times during and after the Consulting Period, DeGaynor shall not use, disclose or make accessible to any other person, firm, partnership, corporation or any other entity any Confidential Information (as defined below) pertaining to the business of the Company or any other member of the Company Group, except while engaged by the Company in the business of and for the benefit of the Company or any other member of the Company Group. For purposes of this Agreement, “Confidential Information” shall mean non- public information concerning the Company Group’s financial data, statistical data, strategic business plans, product development (or other proprietary product data), customer and supplier lists, customer and supplier information, pricing data, information relating to governmental relations, discoveries, practices, processes, methods, trade secrets, developments, marketing plans and other non-public, proprietary and confidential information of the Company or any other member of the Company Group, that, in any case, is not otherwise generally available to the public and has not been disclosed by the Company, or an applicable member of the Company Group, as the case may be, to others not subject to confidentiality agreements. On or immediately following the Consulting Period Termination Date, DeGaynor shall return to the Company all Confidential Information in his possession.

(c)DeGaynor agrees that, at all times during and after the Consulting Period, DeGaynor shall not disclose, divulge, discuss, copy or otherwise use or cause to be used in any manner, in competition with, or contrary to the interests of, the Company Group, any Confidential Information relating to the Company Group’s operations, properties or otherwise to its particular business or other trade secrets of the Company Group, it being acknowledged by DeGaynor that all such information regarding the business of the Company Group compiled or obtained by, or furnished to, DeGaynor while DeGaynor shall have been employed by or associated with the Company Group is Confidential Information and the Company’s exclusive property; provided, however, that the foregoing restrictions shall not apply to the extent that such information (i) is clearly obtainable in the public domain, (ii) becomes obtainable in the public domain, except by reason of the breach by DeGaynor of the terms hereof, (iii) was not acquired by DeGaynor in connection with his employment or affiliation with the Company or any other member of the Company Group, or (iv) was not acquired by DeGaynor from the Company or any other member of the Company Group, or any of its or their representatives.

(d)DeGaynor agrees that, at all times during and after the Consulting Period, DeGaynor shall not disparage the Company or any other member of the Company Group. The Board shall instruct the senior leadership team and its individual Board members not to disparage DeGaynor so long as the applicable member of the senior leadership team or the Board remains employed by, or in the service of, the Company Group.

(e)DeGaynor agrees and understands that the remedy at law for any breach by him of this Section 7 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, it is acknowledged that, upon proof of DeGaynor’s violation of any legally enforceable provision of this Section 7, the Company shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened or further breach. Nothing in this Section 7 shall be deemed to limit the Company’s remedies at law or in equity for any breach by DeGaynor of any of the provisions of this Section 7 which may be pursued or availed of by the Company.

(f)DeGaynor and the Company agree that the covenants of non-competition and non-solicitation are reasonable covenants under the circumstances, and further agree that if, in the opinion of any court of competent jurisdiction such covenants, the covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

(g)DeGaynor has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Section 7, and hereby acknowledges and agrees that the same are reasonable in time and otherwise, are designed to eliminate competition which otherwise would be unfair to the Company, do not stifle the inherent skill and experience of DeGaynor, would not operate as a bar to DeGaynor’s sole means of support, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to the detriment to DeGaynor.

(h)Notwithstanding anything to this contrary in this Agreement, in the event that DeGaynor breaches any covenant of this Section 7, the Company shall have no obligation to pay or provide the unpaid or unprovided portion of the Initial Payments and Benefits, the Supplemental Payments and Benefits, and/or the Supplemental Shares, in each case, in excess of
$1,000, which is payable in consideration for DeGaynor’s release of claims set forth in Section 6 and the Supplemental Release, as applicable.

(i)Pursuant to 18 U.S.C. § 1833(b), DeGaynor hereby acknowledges that DeGaynor shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. DeGaynor understands that if DeGaynor files a lawsuit for retaliation by the Company for reporting a suspected violation of law, he or she may disclose the trade secret to DeGaynor’s attorney and use the trade secret information in the court proceeding if DeGaynor (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement or any other agreement by and between a member of the Company Group and DeGaynor is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets expressly allowed by such section. Further, nothing in this Agreement or any other agreement by and between a member of the Company Group and DeGaynor shall prohibit or restrict DeGaynor from (x) voluntarily communicating with any government agency, including the SEC, or any self-regulatory organization regarding possible violations of law, in each case, without advance notice to the Company, (y) recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934, or
(z) disclosing any confidential information to a court or other administrative or legislative body in response to a subpoena, provided that DeGaynor first provides the Company Group with the opportunity to seek, and join in its efforts at the sole expense of the Company Group to obtain, a protective order limiting its disclosure.

(j) For purposes of this Agreement, the covenants set forth in Section 7(a), Section 7(b), Section 7(c) and Section 7(d) are referred to, collectively, as the “Continuing Obligations.”

8.D & O Insurance; Indemnification. DeGaynor’s rights under the Company’s directors’ and officers’ liability insurance and DeGaynor’s rights to indemnification by the Company under the Indemnification Agreement shall survive the termination of the Consulting Period in accordance with the terms thereof.

9.Miscellaneous.

(a)Governing Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Michigan, without application of any conflict of laws principles that would result in the application of the laws of any other jurisdiction.

(b)Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

(c)No Admissions. Nothing in this Agreement constitutes an admission of liability or wrongdoing by DeGaynor or any of the Company Releasees.

(d)No Waiver. A failure of either Party to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof.

(e)Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by DeGaynor, DeGaynor’s beneficiaries or legal representatives.

(f)Notice. For purposes of this Agreement, notices and all other communications shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by one Party to another Party or, if none, in the case of the Company, to the Company’s headquarters directed to the attention of the Company’s Chief Human Resources Officer and Assistant General Counsel and, in the case of DeGaynor, to the most recent address shown in the personnel records of the Company or another member of the Company Group. All notices and communications shall be deemed to have been received on the date of delivery thereof.

(g)Entire Agreement; Certain Acknowledgements. This Agreement, together with the Supplemental Release, contains the entire agreement of the Parties with respect to the subject matter hereof and thereof, and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between or among any member of the Company Group and DeGaynor with respect to the subject matter hereof and thereof, including, without limitation, the Employment Agreement and the Grant Agreements. DeGaynor acknowledges that DeGaynor has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement knowingly and voluntarily based on DeGaynor’s own judgment. DeGaynor acknowledges that DeGaynor has been advised, and had the opportunity, to consult with legal counsel of DeGaynor’s choice in connection with the drafting, negotiation and execution of this Agreement, including the release of claims set forth in Section 6.

(h)Headings. The headings and captions in this Agreement are provided for reference and convenience only, shall not be considered part of this Agreement, and shall not be employed in the construction of this Agreement.

(i)Construction. This Agreement shall be deemed drafted equally by both the Parties, and any presumption or principle that the language is to be construed against either Party shall not apply.

(j)Counterparts. This Agreement may be executed in several counterparts, each of which is an original and all of which shall constitute one instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

(k)Withholding. The Company shall be entitled to withhold (or to cause the withholding of) the amount, if any, of all taxes of any applicable jurisdiction required to be withheld by an employer with respect to any amount paid to DeGaynor hereunder. Except as expressly set forth herein, the Company, in its sole and absolute discretion, shall make all determinations as to whether it is obligated to withhold any taxes hereunder and the amount thereof.

(l)Section 409A. The intent of the Parties is that payments and benefits under this Agreement comply with Section 409A, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate and distinct payment for purposes of Section 409A. The Company Group makes no representation that any or all of the payments described in this Agreement shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. DeGaynor understands and agrees that DeGaynor shall be solely responsible for the payment of any taxes, penalties, interest or other expenses incurred by DeGaynor pursuant to Section 409A with respect to any Company action taken in good faith.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

STONERIDGE, INC.

By: /s/ William Lasky
    Name: William Lasky
    Title: Chairman of the Board
    Date: January 30, 2023

/s/ Jonathan DeGaynor
Jonathan DeGaynor
Date: January 30, 2023

(CONSULTING SERVICES AGREEMENT]

EXHIBIT A SUPPLEMENTAL RELEASE OF CLAIMS
This Supplemental Release of Claims (the “Supplemental Release of Claims”) by Jonathan DeGaynor (“DeGaynor”) is attached to the Consulting Services Agreement, by and among Stoneridge, Inc., an Ohio corporation (the “Company”), and DeGaynor, dated as of January 30, 2023 (the “Consulting Services Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Consulting Services Agreement.

1.Release. DeGaynor, for himself and for his heirs, personal representatives, executors, administrators, successors and assigns, hereby forever releases, remises and discharges voluntarily, the Company Releasees from any and all claims, claims for relief, demands, actions, causes of action, rights, charges, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of any kind or description whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected (collectively, “Claims”) which DeGaynor or DeGaynor’s heirs, personal representatives, executors, administrators, successors and assigns ever had, now has or may hereafter claim to have by reason of any matter, cause or thing whatsoever: (a) arising from the beginning of time up to the date DeGaynor executes this Supplemental Release of Claims, or the date DeGaynor re-executes this Supplemental Release of Claims pursuant to Section 2(c) hereof, including, but not limited to any such Claims (i) arising out of or relating in any way to DeGaynor’s employment relationship with the Company or any other Company Releasee, (ii) arising out of or relating to tort, fraud or defamation, and (iii) arising under any federal, state or local statute or regulation, including, without limitation, the Civil Rights Acts of 1866 and 1964, the Equal Pay Act of 1963, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1991, the Family and Medical Leave Act of 1993, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act (together, the “ADEA”), Title 4112 of the Ohio Revised Code, the Ohio Equal Pay Statute, the Ohio Wage Payment Anti-Retaliation Statute, the Ohio Whistleblower's Protection Act, the Ohio Workers' Compensation Anti-Retaliation Statute, the Michigan Elliott- Larsen Civil Rights Act, the Michigan Persons with Disabilities Civil Rights Act, Michigan’s Payment of Wages and Fringe Benefits Act, the Michigan Whistleblowers' Protection Act, the Bullard-Plawecki Employee Right to Know Act, the Michigan Occupational Safety and Health Act, the Michigan Social Security Number Privacy Act, and the Michigan Internet Privacy Protection Act, all as amended and including all of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; (b) arising out of or relating to the termination of DeGaynor’s employment with the Company or any other Company Releasee; or (c) arising under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company or any other Company Releasee and DeGaynor, including, without limitation, the Employment Agreement and the Grant Agreements; provided, however, that, notwithstanding the foregoing, nothing contained in this Section 1 shall in any way diminish or impair: (u) any rights DeGaynor may have to vested benefits under employee benefit plans; (v) DeGaynor’s ability to bring proceedings to enforce the Consulting Services Agreement or this Supplemental Release of Claims; (w) any Claims DeGaynor may have that cannot be waived under applicable
Ex. A – 1

law, such as unemployment benefits, workers’ compensation and disability benefits; (x) DeGaynor’s right to challenge the validity of the release of ADEA claims set forth in this Supplemental Release of Claims; (y) any rights DeGaynor may have to bring any Claim for indemnification under the Indemnification Agreement, or (z) DeGaynor’s entitlement to all unpaid base salary through the Resignation Date.

2.Consideration and Revocation.

(a)DeGaynor acknowledges that the Company has advised DeGaynor to consult with an attorney of DeGaynor’s own choosing prior to executing and/or re-executing this Supplemental Release of Claims. DeGaynor represents that DeGaynor has had the opportunity to review this Supplemental Release of Claims with an attorney of DeGaynor’s choosing. DeGaynor acknowledges and agrees that DeGaynor is receiving benefits and payments to which DeGaynor would not otherwise be entitled unless DeGaynor executes and re-executes this Supplemental Release of Claims, and that, by executing and/or re-executing this Supplemental Release of Claims, DeGaynor has freely, knowingly and voluntarily consented to this Supplemental Release of Claims.
(b)DeGaynor acknowledges that, to be entitled to the Supplemental Payments and Benefits, DeGaynor must execute this Supplemental Release of Claims within twenty-one (21) calendar days following the Resignation Date. In no event may DeGaynor sign this Supplemental Release of Claims prior to the Resignation Date. Once signed, DeGaynor will have seven (7) additional calendar days from the date that DeGaynor signs this Supplemental Release of Claims to revoke DeGaynor’s consent. Such revocation must be in writing and must be addressed and sent via email to Susan.Benedict@stoneridge.com. DeGaynor’s initial execution of this Supplemental Release of Claims will not become effective until the eighth (8th) calendar day after the date on which DeGaynor executes it (such date on which DeGaynor’s initial execution of this Supplemental Release of Claims becomes effective, the “Supplemental Release Effective Date”). If DeGaynor revokes DeGaynor’s consent within such seven (7) calendar day period, DeGaynor’s prior release of claims pursuant to Section 6 of the Consulting Services Agreement shall remain in full force and effect, and the Company shall have no obligation to provide DeGaynor with the Supplemental Payments and Benefits. By executing this Supplemental Release of Claims, clause (a) of the release of claims set forth in Section 1 shall be deemed to cover any claims which DeGaynor ever had, now has or may hereafter claim to have, existing or occurring at any time on or before the date of DeGaynor’s execution of this Supplemental Release of Claims.
(c)DeGaynor acknowledges that, to be entitled to the Supplemental Shares, DeGaynor must re-execute this Supplemental Release of Claims within twenty-one (21) days following the Consulting Period Termination Date. In no event may DeGaynor re-execute this Supplemental Release of Claims prior to the Consulting Period Termination Date. Once re- executed, DeGaynor will have seven (7) additional calendar days from the date that DeGaynor re-executes this Supplemental Release of Claims to revoke DeGaynor’s consent to such re- execution. Such revocation must be in writing and must be addressed and sent via email to Susan.Benedict@stoneridge.com. DeGaynor’s re-execution of this Supplemental Release of Claims will not become effective until the eighth (8th) calendar day after the date on which DeGaynor re-executes it (such date on which DeGaynor’s re-execution of this Supplemental Release of Claims becomes effective, the “Second Supplemental Release Effective Date”). If

Ex. A – 2

DeGaynor revokes DeGaynor’s consent within such seven (7) calendar day period, DeGaynor’s prior release of claims pursuant to this Supplemental Release of Claims shall remain in force and effect, and the Company shall have no obligation to provide DeGaynor with the Supplemental Bonus Payment. By DeGaynor’s re-execution of this Supplemental Release of Claims, clause
(a) of the release of claims set forth in Section 1 shall be deemed to cover any claims which DeGaynor ever had, now has or may hereafter claim to have, existing or occurring at any time on or before the date of DeGaynor’s re-execution of this Supplemental Release of Claims.
(d) DeGaynor agrees that any changes to this Supplemental Release of Claims after the date hereof, whether material or immaterial, will not restart the running of the twenty-one (21) calendar day consideration period for either DeGaynor’s initial execution or DeGaynor’s re-execution.

2.No Admission. This Supplemental Release of Claims does not constitute an admission of liability or wrongdoing by DeGaynor or any of the Company Releasees.

3.No Waiver. A failure of either Party to insist on strict compliance with any provision of this Supplemental Release of Claims shall not be deemed a waiver of such provision or any other provision hereof. If any provision of this Supplemental Release of Claims is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and in the event that any provision is determined to be entirely unenforceable, such provision shall be deemed severable, such that all other provisions of this Supplemental Release of Claims shall remain valid and binding.

4.Entire Agreement. This Supplemental Release of Claims, together with the Consulting Services Agreement, contains the entire agreement between the Company and DeGaynor relating to the matters contained herein and amends, supersedes and restates all prior agreements and understandings, oral or written, between the Company and DeGaynor with respect to the subject matter hereof and thereof.

5.Governing Law. The validity, interpretation, construction, performance and enforcement of this Supplemental Release of Claims shall be governed by the laws of the State of Michigan, without application of any conflict of laws principles that would result in the application of the laws of any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]
Ex. A – 3

PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

ACKNOWLEDGED AND AGREED:

/s/ Jonathan DeGaynor            January 30, 2023
Jonathan DeGaynor                Date
Re-Execution Acknowledged and Agreed:

___________________________
Jonathan DeGaynor

___________________________
Date

Ex. A – 4

EXHIBIT B GRANT AGREEMENT
STONERIDGE, INC.
2016 LONG-TERM INCENTIVE PLAN
JON DEGAYNOR CONSULTING SERVICES AGREEMENT SHARES GRANT AGREEMENT

Subject    to    the    terms    and    conditions    of    this    Grant    Agreement    (the    “Grant Agreement”), Stoneridge, Inc., an Ohio corporation (the “Company”), hereby grants to Jonathan
B.DeGaynor (“Grantee”) the right to receive 40,000 Common Shares (the “Award”), without par value, of the Company (the “CSA Shares”), subject to both (i) Grantee’s compliance with the Continuing Obligations (as defined in the Consulting Services Agreement, dated January 30, 2023, by and between the Grantee and the Company (the “CSA”)) through the term of the CSA, and (ii) Grantee’s timely re-execution, delivery and non-revocation of the re-executed Supplemental Release (as defined in the CSA); the contingent right to receive the CSA Shares, “CSA Restricted Stock Units”.

1.The CSA Restricted Stock Units are in all respects subject to the terms, conditions and provisions of this Grant Agreement and the Company’s 2016 Long-Term Incentive Plan (the “Plan”), as administered by the Compensation Committee of the Board of Directors (the “Committee”). Terms not defined herein are defined in the Plan.

2.The right to receive the CSA Shares under the CSA Restricted Stock Units pursuant to this Grant Agreement will be forfeited to the Company if the Consulting Period Termination Date (as defined in the CSA) occurs prior to the six month anniversary of the Consulting Period Commencement Date (as defined in the CSA), except in the case of death or Permanent Disability (as defined in the CSA).

3.If the Consulting Period Termination Date occurs on the six-month anniversary of the Consulting Period Commencement Date then the Company shall provide to Grantee the CSA Shares on the Second Supplement Release Effective Date (as defined in the CSA).

4.If provided, the CSA Shares for the Award will be issued in the name of the Grantee. The Company’s transfer agent and/or share transfer records will show the Grantee as the owner of record of the CSA Shares as of the date those shares are provided pursuant to Section 3. The certificate or certificates representing the CSA Shares provided may, at the Company’s discretion, be in uncertificated (electronic or book entry) form.

5.Notwithstanding the foregoing, the CSA Shares shall be provided as promptly as practical following the Grantee’s death or Permanent Disability occurring prior to the six- month anniversary of the Consulting Period Commencement Date; provided, that such payment shall be made prior to March 15, 2024.

6.On any change in the number or kind of outstanding common shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, share split, share dividend, combination of shares or any other change in the corporate
Ex. B – 1

structure or Common Shares of the Company, the Company, by action of the Committee, is empowered to make such adjustment, if any, in the number and kind of CSA Restricted Stock Units subject to this Grant Agreement as it considers appropriate for the protection of the Company and of the Grantee.

7.No later than the date as of which an amount first becomes includable in the gross income of the Grantee for income tax purposes with respect to the CSA Shares granted hereunder, the Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any taxes (federal, state, local or other required taxes), or any kind of withholding required by law with respect to that amount. Unless otherwise determined by the Committee, minimum statutory withholding obligations may be settled with Common Shares that have been earned. The making of that payment or those arrangements is a condition to the obligations of the Company under the Plan, and the Company and its subsidiaries and affiliates may, to the extent permitted by law, deduct any taxes from any payment of any kind otherwise payable to the Grantee.

8.Nothing in this Grant Agreement shall affect in any manner any conflicting or other provision of any other agreement between the Grantee and the Company.

9. The laws of the State of Ohio govern this Grant Agreement, the Plan and the CSA Restricted Stock Units granted hereby.

IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed by its duly authorized officer as of the January 30, 2023.

STONERIDGE, INC.

By /s/ Susan C. Benedict
Susan C. Benedict

The foregoing is hereby accepted.

/s/ Jonathan B. DeGaynor
Johnathan B. DeGaynor
Dated: January 30, 2023

Ex. B – 2